UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2008

Pioneer Consulting Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147634	20-5912837
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2840 Hwy 95 Alt S # 7
Silver Springs, Nevada 89429
(Address of principal executive offices) (zip code)

(775) 577-5386
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

The Company has engaged M&K CPAS, PLLC (“M&K”) to assume the role of its principal accountant to audit the Company’s financial statements. The decision to engage M&K was approved by the Board of Directors on December 1, 2008. The Company formally signed the M&K engagement letter on December 8, 2008 after M&K completed its internal procedures related to new attest client acceptance.

During the two most recent fiscal years and the subsequent period through the date of the firm’s engagement, neither the Registrant nor anyone acting on the Registrant’s behalf consulted with M&K with regard to:

1.

The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that M&K concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.

Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pioneer Consulting Group Inc.

December 10, 2008	By:	/s/ Matthew J. Marcus

Matthew J. Marcus
President, Chief Executive Officer